EXHIBIT 10.1.3

                          Addendum 3 - January 20, 2004

         To "Standard Industrial/Commercial Multi-Tenant Lease - Gross"
              Of the "American Industrial Real Estate Association"
                      Executed on or about 15 October 2002

           DEL MAR AVIONICS, Lessor, and HIENERGY TECHNOLOGIES, Lessee

                                 20 January 2004

WHEREAS, Lessee desires to lease an additional area for construction and operation of a Secure Area and protected "radiation use zone" area for research and development of fast neutron generation and impact upon nuclei of substances within defined enclosures in said Secure Area for observation of characteristic photon, gamma ray, distributions emanating from said neutron nuclear impact to yield a definitive photon spectrum and thereby determine a chemical composition of substances within said enclosures.

WHEREAS, Lessor is willing to lease an area within the building at 1601 Alton Parkway, Irvine, CA a defined secure area for a period of twenty (20) months, said protected area being more clearly delineated in the attached map and schedule and for the same period Lessor is willing to lease to Lessee an air-conditioned office area adjacent said secure area.

NOW THEREFOR, in consideration of the aforesaid intention of parties hereto, Lessor and Lessee agree to be bound to the following mutually assented-to provisions:

BASE RENT SCHEDULE

Monthly rent is established for a 67' x 48.2' and 13' x 18.5' specified secure area = 3470 ft2 at $3,123/month, and an 18.5' x 54' specially air conditioned office facility adjacent said secure area = 1000 ft2 at $1,000/month commencing 1 February 2004. The prices quoted herewith are only acceptable to Lessor if both the additional lease areas set forth herein are contracted for as offered herein.

A separate fee of $250.00 per month for the 21 months to accrue $5,250 is to be paid by Lessee and held in an escrow account by Lessor for demolition/repair of the area to return the premises to their previous state.

PERIOD

Lease period shall commence on 1 February 2004 and continue for twenty (20) months (February 2004 through September 2005).

TERMINATION

The lease shall terminate no later than 30 September 2005.

PROPERTY ALTERATION

It is understood that it is Lessee's intention to build a concrete enclosure within said Secure Area with thick walls to prevent spurious transmission of nuclear particles from the enclosed area. In preparation for the signing of this lease, the lessee shall submit a drawing showing the intended masonry structures to be installed. The "Secure Area" is defined on Lessor's clean room space area drawing, included herewith and made a part of this lease document. Together with the masonry structure drawing, lessee shall submit for Lessor's approval, a structural engineering note signed by a Structural Engineer licensed by the State of California or the American Society of Structural Engineers approving the proposed installation of masonry showing calculations and provisions for any necessary foundation requirement extending below the existing building concrete floor.


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The design shall consider the existing subsoil the building currently rests on.

Parties hereto both understand that it is exclusively Lessee's responsibility to prepare for and construct said concrete enclosure, and it is also exclusively Lessee's responsibility to return the premises to their previous state upon termination of said lease. Repair and reconstruction of the Secure Area premises must be accomplished in a timely manner. Lessor may draw on the funds held in escrow by Lessor in accordance with the provisions of the Base Rent Schedule.

HAZARDOUS WASTE AND MATERIALS

Lessee agrees to store hazardous waste, if any, securely within the leased Secure Area in appropriate containers. Lessee shall be responsible for proper disposal and safeguarding of any and all hazardous wastes. Hazardous materials, on the other hand, such as nuclear and radioactive material must comply with state and federal EPA, NRC, and AEC requirements as well as the following provisions.

Lessor consents that upon signing of this lease agreement, Lessee shall apply to the State of California for a license or licenses for the use on the leased premises of the equipment required for the development and testing of the detection technologies of Lessee including but not limited to standard commercially available sealed capsule of an Americium-Beryllium source and electrically powered neutron generators. Lessor understands that said type of equipment is essential for the operation of Lessee, and Lessor hereby grants permission for the use of the equipment provided, however, that:

all required state and federal license have been granted and copies thereof supplied to Lessor;

location and shielding of the equipment will provide radiation safety under the state and federal regulations;

radiation monitoring, and calibration of the monitoring instruments, will be done regularly by the state licensed and experienced University of California Radiation Safety Officer;

Lessee will not store radioactive  waste in or outside the leased premises,  and
shall  arrange  for   state-approved   pickup  and  disposal  of  any  discarded
radioactive wastes or byproducts at Lessee's expense.

SECURITY

Lessee shall maintain security of secured area installation and all hazardous materials.

PERSONAL PROPERTY OF LESSEE

No hazardous property or materials of Lessee shall be kept within said Secured Area at times when said premises are not under close and active visual supervision.

LESSEE LIABILITY

Notwithstanding anything to the contrary set forth in this Lease, unless caused by Lessee or Lessee's employees, agents or contractors (collectively, "Lessee's Employees"), Lessee shall not have any responsibility for:

existing violations of Applicable Requirements relating to any part of the Premises, the Building or the Project as of the date Lessee takes possession of the Premises;

any Hazardous Substances present in, on, under or about any part of the Project as of the date Lessee takes possession of the Premises or that were brought into, onto, about, or under any part of the Project by Lessor after the date Lessee takes possession of the premises, except for Hazardous Substances bought onto the Project by Lessee or Lessee's Employees;

without limiting the generality of the foregoing, the cleanup, remediation, or removal of any hazardous substances present in, on, under or about any part of the project as of the date Lessee takes possession of the premises or that were or are brought into, onto, about, or under any part of the project after the date Lessee takes possession of the premises, except for hazardous substances brought onto the project by Lessee or Lessee's employees.

LIABILITY INSURANCE

Lessee shall maintain a Comprehensive General Liability policy as delineated in the underlying lease with Lessor included therein as an additional insured. A copy of the liability policy shall be maintained monthly in the hands of Lessor.

LEGAL COMPLIANCE

Lessee shall be appropriately licensed, if necessary, to conduct its activities and shall comply with all current and future applicable requirements and building permits that relate to the premises, or the project of which the premises are to be used. Lessee shall be liable for the cost of complying with all laws that arise due to the specific nature of Lessee's use of the premises. A copy of current licensing documents shall be issued and kept up to date for filing by Lessor.

ATTESTATION

Parties  hereto  add  the  foregoing   amendment  to  the  underlying   Standard
Industrial/Commercial Multi-Tenant Lease - Gross produced by the American Industrial Real Estate Association previously executed by parties hereto. Provisions herein are deemed to be incorporated therein as though fully set out therein. Conflicts, if any, between said underlying lease and all addendums thereto shall be resolved in favor of the provisions herein, i.e., provisions in this addendum are controlling.

WHEREFOR, the parties hereto set their signatures below with full knowledge of, acceptance of, and attestation to the foregoing additionally agreed to terms.

DEL MAR AVIONICS                        HIENERGY TECHNOLOGIES, INC.
Lessor                                  Lessee



/s/ B. Del Mar               2/3/04      /s/ B. C. Maglich              2/3/04
--------------------------  ---------   ----------------------------  ---------
Bruce Del Mar               Date        Bogdan C. Maglich, Ph.D.      Date
President                               President

                                 Exhibit 10.1.3

                                       Map


PROJECT                       DuMONT ENGINEERING             SHEET NO  .01
CONCRETE                      Consulting Engineers           JOB NO  04-006
PROTECTIVE SHIELD             30386 Esperanza, Suite #100    DATE  January, 2004
HiEnergy Technologies, Inc.   Rancho Santa Margarita         ENGINEER
1606-B Alton Parkway          CA 92688                       K.G. DuMONT, P.E.
Irvine, CA 92606


                          TWO WAY ACTION SHEAR STRENGTH
                                (punching shear)
                           UNIT ACTING AS A WHOLE UNIT

[Graphic of a 48'4" x 27'8" area with 16" and 36" interior walls partially enclosing two 15' x 15' rooms inside the Del Mar Avionics Technology building.]